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                                                                    EXHIBIT 15.1

           AWARENESS LETTER--UNAUDITED INTERIM FINANCIAL INFORMATION

Cross Timbers Royalty Trust

Dallas, Texas

   We are aware that our reports dated May 5, 2000 and July 5, 2000, which were included in the Cross Timbers Royalty Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, are being incorporated by reference in this Registration Statement on Form S-3.

   We also are aware that the aforementioned reports, pursuant to Regulation C under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of that Act.

ARTHUR ANDERSEN LLP

Fort Worth, Texas

October 5, 2000